Exhibit 99.1

NEWS RELEASE
For Immediate Release

RLJ ENTERTAINMENT APPOINTS MIGUEL PENELLA CEO

BETHESDA, MD//January 18, 2013 – RLJ Entertainment Inc., (NASDAQ: RLJE), announced today that it has named Miguel Penella as its Chief Executive Officer. Mr. Penella most recently served as President and Chief Operating Officer of RLJ Entertainment and is succeeding Theodore S. Green, who is leaving RLJ Entertainment by mutual agreement.

RLJ Entertainment was formed in 2012 through the three-way combination of RLJ Acquisition, Inc., Image Entertainment, Inc. and Acorn Media Group and is a premier independent licensee and distributor of entertainment content and programming in North America, the United Kingdom and Australia with over 5,200 exclusive titles. Under the leadership of Robert L. Johnson, Executive Chairman of RLJ Entertainment and Mr. Penella, the company will be focused on driving growth through the development of additional lifestyle entertainment services for targeted audiences in a range of areas including the urban and Hispanic markets and by using new technologies to deliver that content to consumers across multiple platforms.

Mr. Penella served as chief executive officer of Acorn, where he oversaw operations and was the driving force behind the worldwide expansion of both the Acorn and Acacia brands, which are leaders in the multiplatform distribution of British mysteries and drama and health and fitness content.  From 2004 to April of 2007, Mr, Penella was president of Acorn’s direct-to-consumer operations developing the strategy which led to revenue and free cash flow growth through the distribution of more than 17 million catalogs in 2006 an increase of 80 percent in just two years.

Commenting on Mr. Penella’s appointment, Johnson said, “Miguel is a very accomplished executive with a clear understanding of strategy, operations and finance. We believe he will be an outstanding leader and important partner in the growth and development of RLJ Entertainment as we intensify our focus on developing new lifestyle focused entertainment services.  Miguel and I share the same vision for the future of the company and are focused on capitalizing on our expertise in acquiring, distributing and developing entertainment content that uses new technology to reach targeted audiences and establishes a very loyal, passionate following from these consumer groups.  Miguel has a wealth of industry experience, an ability to understand and capitalize on digital distribution opportunities, and is a disciplined operator.  We look forward to his leadership and his continued contributions to the growth of the business.”

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RLJ Entertainment CEO Appointment
January 18, 2013

Mr. Penella added, “I am excited about the long-term prospects of RLJ Entertainment. This company is really in the early stages and we have much to accomplish in terms of operational synergies between Acorn and Image as well as the development of other targeted genres like urban entertainment.  Through Johnson’s vast experience building genre and lifestyle oriented brands, our unparalleled relationships in the media industry, the numerous distribution opportunities, and by smartly deploying capital, we expect to deliver significant returns for shareholders over time.”

Fiscal 2012 Guidance Updates

RLJ Entertainment also announced today updated proforma financial guidance for Fiscal 2012.

The Company now expects to report proforma net revenues and proforma EBITDA for the twelve months ended December 31, 2012 that will show lower revenues as compared to the estimates provided in the April 2012 financial forecast in the investor presentation given in connection with the Company’s business combination which closed in October 2012.

The lower revenue is primarily attributable to (1) lower revenues from the Company’s legacy Image Entertainment business from fourth quarter holiday promotions; and (2) Agatha Christie Ltd ("ACL") revenues of $12 million in 2012, which have been excluded from 2012 estimates given certain GAAP provisions that require the Company to report the business under the equity method of consolidation. While RLJ Entertainment owns 64 percent of ACL, certain structural protections retained by the minority owners of ACL prohibit GAAP consolidation. As a result, the Company now expects to report proforma net revenues between $180 million and $185 million.  At the midpoint, this is a 15% decrease compared to the previous estimates provided.

The lower proforma EBITDA is due to the shortfall of the Company’s legacy Image Entertainment revenues but was partially offset by higher publishing and film licensing income generated by the ACL unit within Acorn.  As a result, the Company now expects to report proforma 2012 EBITDA (excluding certain one-time costs and transaction expenses and including the full year impact of identified and quantified synergies) of between $28 million and $30 million.

Results from the Company’s legacy Acorn business were on target.

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RLJ Entertainment CEO Appointment
January 18, 2013

Full financial information is expected to be released in late March. To the extent such results include any non GAAP measures they will include a full reconciliation to GAAP. The Company does not intend to provide further guidance or updates to the financial projection noted above.

Miguel Penella, RLJ Entertainment's CEO commented, "While we are disappointed in our expected 2012 results, we are confident that the Company will achieve revenue growth and continued improvement in our operating margins in 2013, driven by a strong new release schedule and the further integration of the Company’s operations."

About RLJ Entertainment - RLJ Entertainment, Inc. (NASDAQ: RLJE) is a premier independent licensee and distributor of entertainment content and programming in North America, the United Kingdom and Australia with over 5,200 exclusive titles. RLJE is a leader in numerous genres via its owned and distributed brands such as Acorn (British TV), Image (stand-up comedy, feature films), One Village (urban), Acacia (fitness), Slingshot (faith), Athena (educational), Criterion (art films) and Madacy (gift sets). These titles are distributed in multiple formats including DVD, Blu-Ray, digital download, digital streaming, broadcast television (including satellite and cable), theatrical and non-theatrical.

Via its majority-owned subsidiary Agatha Christie Limited, RLJE manages the intellectual property and publishing rights to some of the greatest works of mystery fiction, including stories of the iconic sleuths Miss Marple and Poirot. And through its direct-to-consumer business, RLJE has direct contacts and billings relationships with millions of consumers.

RLJE leverages its management experience to acquire, distribute, and monetize existing and original content for its many distribution channels, including its branded digital subscription channels, and engages a distinct audience with programming that appeals directly to their unique viewing interests. RLJE has proprietary e-commerce web sites for the Acorn and Acacia brands, and owns the recently launched Acorn TV digital subscription service.

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RLJ Entertainment CEO Appointment
January 18, 2013

Forward Looking Statements

This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of the Company, RLJ Entertainment, Image, Acorn and the combined companies are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against RLJ, Image or others relating to the business combination and the transactions contemplated thereby; (2) the risk that the completed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (3) the ability to recognize the anticipated benefits of the business combination; (4) costs related to the proposed business combination; (5) changes in applicable laws or regulations; (6) the possibility that Image or Acorn may be adversely affected by other economic, business, and/or competitive factors; (7) the ability to integrate Image’s and Acorn’s businesses and operations; (8) the anticipated growth and growth strategies; (9) the need for additional capital and the availability of financing; (10) the combined company’s ability to successfully manage relationships with customers, distributors and other important relationships; (11) the combined company’s ability to integrate the management team and employees; (12) the loss of key personnel or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past; (13) the compatibility of business cultures; (14) technological changes; (15) pricing and availability of products and services; (16) demand for the combined company’s products and services; (17) the ability to leverage and monetize content; and (18) other risks and uncertainties indicated from time to time in filings with the SEC by RLJ, RLJ Entertainment or Image.

Readers are referred to the most recent reports filed with the SEC by RLJ and Image. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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RLJ Entertainment CEO Appointment
January 18, 2013

Contact:
Sloane & Company
Josh Hochberg, 212-446-1892
Jhochberg@sloanepr.com

or

Erica Bartsch, 212-446-1875
ebartsch@sloanepr.com

Traci Otey Blunt, 240-744-7858
The RLJ Companies
press@rljcompanies.com

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